TABLE OF CONTENTS

FORM 8-K
EXHIBIT 99.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 29, 2001

POLYONE CORPORATION

(Exact name of registrant as specified in charter)

Ohio	1-16091	34-1730488

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 36-5000, 200 Public Square, Cleveland, Ohio	44114-2304

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   216-589-4000

Not Applicable

(Former name or former address, if changed since last report.)

Table of Contents

Item 5.	Other Events

PolyOne Corporation (NYSE: POL) announced that it will close four plants in the United States, a move expected to result in a pre-tax earnings improvement of approximately $6 million annually. PolyOne expects a pre-tax earnings improvement of $4 million in 2001.

Item 7(c)	Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 99.1 Press Release issued by PolyOne announcing that it will close four plants in the United States, a move expected to result in a pre-tax earnings improvement of approximately $6 million annually.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYONE CORPORATION

By	\s\ Gregory L. Rutman

Vice President, Chief Legal Officer & Secretary

Dated January 30, 2001